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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Capstead Mortgage Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 22, 2004

To the stockholders of
CAPSTEAD MORTGAGE CORPORATION:

     The annual meeting of stockholders of Capstead Mortgage Corporation, a Maryland corporation, will be held at the DoubleTree Hotel, 8250 North Central Expressway, Dallas, Texas on Thursday, April 22, 2004 beginning at 9:00 a.m., Central time, for the following purposes:

(i)	To elect six directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

(ii)	To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2004;

(iii)	To approve the 2004 Flexible Long-Term Incentive Plan; and

(iv)	To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

     Stockholders of record at the close of business on February 17, 2004 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by one of the three methods prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting by the Internet or telephone is fast and convenient, and it helps reduce postage and proxy tabulation costs. Also, voting promptly saves us the expense of a second mailing.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

By order of the board of directors,

Phillip A. Reinsch
Secretary

8401 North Central Expressway, Suite 800
Dallas, Texas 75225-4410
March 5, 2004

CAPSTEAD MORTGAGE CORPORATION
8401 North Central Expressway, Suite 800
Dallas, Texas 75225-4410

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 22, 2004

     This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Capstead Mortgage Corporation, a Maryland corporation, for use at the annual meeting of stockholders to be held on April 22, 2004 at the DoubleTree Hotel, 8250 North Central Expressway, Dallas, Texas beginning at 9:00 a.m., Central time. The board of directors is requesting you allow your shares to be represented and voted at the annual meeting by the proxies named on the enclosed proxy card. “We,” “our,” “us,” and “Capstead” each refers to Capstead Mortgage Corporation. This proxy statement and accompanying proxy will first be mailed to stockholders on or about March 5, 2004.

     At the annual meeting of stockholders, action will be taken (i) to elect six directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified; (ii) to ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2004; (iii) to approve the 2004 Flexible Long-Term Incentive Plan; and (iv) to transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

     This document contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Our actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of our investments and unforeseen factors. These factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

     The enclosed proxy is solicited by and on behalf of our board of directors. The expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing, will be borne by us. In addition to solicitation by mail, our officers may solicit proxies from stockholders by telephone, facsimile or personal interview. Such persons will receive no compensation for such services. We also intend to request persons holding Common shares in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Georgeson Shareholder Communications Inc. For such services, we will pay a fee that is not expected to exceed $5,000 plus out-of-pocket expenses.

Voting Securities

     Our only outstanding voting equity securities are our Common shares. Each Common share entitles the holder to one vote. As of February 17, 2004 there were outstanding and entitled to vote 14,214,751 Common shares. Only stockholders of record at the close of business on February 17, 2004 are entitled to vote at the annual meeting of stockholders or any adjournment of the annual meeting.

Voting

     If you hold your Common shares in your own name as a holder of record, you may instruct the proxies to vote your Common shares through any of the following methods:

•	sign, date and mail the proxy card in the postage-paid envelope provided;

•	using a touch-tone telephone, call Wells Fargo at 1-800-560-1965 and follow the prompts; or

•	using the Internet, log on to www.eproxy.com/cmo/ to gain access to the voting site to authorize the proxies to vote your Common shares.

     Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

     The deadline for Internet and telephone voting is 12:00 p.m. (noon), Central time, on April 21, 2004. In addition, you may vote your Common shares in person at the annual meeting of stockholders.

     If your Common shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your Common shares voted at the annual meeting of stockholders.

Counting of Votes

     A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the annual meeting of stockholders. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.

     The affirmative vote of a plurality of the Common shares cast at the annual meeting of stockholders is required to elect each nominee to our board of directors. The affirmative vote of a majority of all the votes cast on each issue is required ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 and to approve the 2004 Flexible Long-Term Incentive Plan. For any other matter, unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of the Common shares cast at the annual meeting of stockholders is required to approve the matter.

     Abstentions will have no effect on the outcome in the election of our board of directors, ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004, approval of the 2004 Flexible Long-Term Incentive Plan or any other matter for which the required vote is a majority of the votes cast.

     If you sign and return your proxy card without giving specific voting instructions, your shares will be voted FOR the nominees to our board of directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 and FOR the approval of the 2004 Flexible Long-Term Incentive Plan.

     Broker non-votes occur when a broker, bank or other nominee holding Common shares in street name votes the Common shares on some matters but not others. We will treat broker non-votes as (i) Common shares that are present and entitled to vote for quorum purposes, and (ii) votes not cast in the election of directors, ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 and approval of the 2004 Flexible Long-Term Incentive Plan. Accordingly, broker non-votes will have no effect on the outcome in the election of our board of directors, ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 and approval of the 2004 Flexible Long-Term Incentive Plan.

Right To Revoke Proxy

     If you hold Common shares in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	notify our Secretary in writing before your Common shares have been voted at the annual meeting of stockholders that you are revoking your proxy;

•	sign, date and mail a new proxy card to Wells Fargo;

•	using a touch-tone telephone, call Wells Fargo at 1-800-560-1965 and follow the prompts;

•	using the Internet, log on to www.eproxy.com/cmo/ and follow the prompts; or

•	attend the annual meeting of stockholders and vote your Common shares in person.

     You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information.

     If Common shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

     The Securities and Exchange Commission (the “SEC”) rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

     If you hold Common shares in your own name as a holder of record, householding will not apply to your shares.

     If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas, 75225-4410. You can also obtain copies from our website at www.capstead.com or by calling our Stockholder Relations Department toll-free at (800) 358-2323.

PROPOSAL NUMBER ONE – ELECTION OF DIRECTORS

     One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for the nominees for director, as well as the month and year each nominee was first elected as one of our directors. Also set forth below is the beneficial ownership of our Common shares as of February 17, 2004 for each nominee. This beneficial ownership figure does not necessarily demonstrate the nominee’s individual ownership. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors.

     The board of directors recommends a vote FOR all nominees.

Nominees for Director

ANDREW F. JACOBS President and Chief Executive Officer Member: Executive Committee Director since July 2003 Common shares beneficially owned 235,062 Age 44	Mr. Jacobs was elected to the board of directors in July 2003 and has served as our President and Chief Executive Officer (“CEO”) since that time. He served as our Executive Vice President—Finance from August 1998 to July 2003 and as Secretary from April 2000 to July 2003. Mr. Jacobs has served in various other executive positions with us since July 1989.

GARY KEISER Private Investments Director since January 2004 Common shares beneficially owned -0- Age 60	Until retiring in November 2000, Mr. Keiser served as a partner at Ernst & Young LLP with whom he had been since 1967.

PAUL M. LOW
Chairman of the Board

Chairman: Executive Committee
Member: Audit and Governance & Nomination
        Committees

Director since November 1990;
and April 1985 to March 1990
Common shares beneficially owned 54,736
Age 73	Mr. Low has served as our Chairman of the Board since July 2003. Mr. Low was chief executive officer of Laureate Inc., a privately-held software company, from March 1997 to his retirement in February 2001. From January 1992 to September 1994, Mr. Low was chairman of the board of New America Financial L.P., a mortgage banking firm which he founded. From July 1987 to December 1990, Mr. Low was president of Lomas Mortgage USA, a mortgage banking firm, serving in various other executive positions with Lomas Mortgage USA for more than five years prior to 1987. Mr. Low served as our Senior Executive Vice President from April 1985 to January 1988.

Nominees for Director

MICHAEL G. O’NEIL Private Investments Chairman: Governance & Nomination Committee Member: Audit Committee Director since April 2000 Common shares beneficially owned 14,477 Age 61	Until retiring in May 2001, Mr. O’Neil was a director in the Investment Banking Division of the Corporate and Institutional Client Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, with whom he had been since 1972. Mr. O’Neil currently serves as a board member for Massively Parallel Technologies, Inc., a privately-held, software technology company specializing in high-speed computing, and he serves on the advisory board of MobilePro Corp., a publicly-held provider of wireless technologies and applications.

HOWARD RUBIN Private Investments Chairman: Audit Committee Member: Compensation and Executive Committees Director since April 2000 Common shares beneficially owned 68,376 Age 48	Until retiring in September 1999, Mr. Rubin was a senior managing director at Bear, Stearns & Co., Inc., an investment banking firm, for more than 5 years.

MARK S. WHITING
Managing Partner,
Drawbridge Partners, LLC

Chairman: Compensation Committee
Member: Governance & Nomination Committee

Director since April 2000
Common shares beneficially owned     2,800
Age 47	Mr. Whiting has been the managing partner of Drawbridge Partners, LLC, a real estate investment firm, since September 1998. Mr. Whiting served as chief executive officer and a director of TriNet Corporate Realty Trust, Inc., a commercial real estate investment trust, from May 1996 through September 1998. From May 1993 to May 1996, Mr. Whiting served as president and a director of TriNet.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

     Our business and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman of the Board, CEO and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

The composition of our board of directors changed on July 22, 2003 with the resignation of Wesley R. Edens, Chairman of the Board, CEO and President, and Robert I. Kauffman, Director, both affiliates of Fortress Investment Group, LLC. Fortress Investment Group, LLC (together with its affiliates, “Fortress”) was our largest stockholder, holding approximately 26% of our outstanding Common shares as recently as December 31, 2002. By July 2003, Fortress sold all its holdings in our Common shares. Mr. Low, one of our founders and a long-time member of our board of directors, succeeded Mr. Edens as Chairman of the Board and Mr. Jacobs, formerly Executive Vice President and Chief Financial Officer, was promoted to President and CEO and elected to serve on our board of directors, filling the vacancy created by Mr. Edens’ resignation. The vacancy created by the resignation of Mr. Kauffman was filled by Mr. Keiser on January 1, 2004. Mr. Keiser was recommended for membership on our board of directors by Mr. Jacobs, our CEO, and was endorsed by our Governance & Nomination Committee based on Mr. Keiser’s long career as a public accountant during which he specialized in real estate and financial services entities. While a partner at Ernst & Young LLP, Mr. Keiser from time to time was on the audit engagement team that served Capstead. His last role, until his retirement in November 2000, was as coordinating partner supervising the audit engagement partner and tax partner providing services to us.

     During the year ended December 31, 2003, our board of directors held four regular meetings, five special meetings and one meeting consisting solely of independent directors. All directors standing for re-election attended, in person or by telephone, 100 percent of all meetings of our board of directors and committees on which such director served, except for Mr. Keiser who was not elected to our board of directors until January 1, 2004. Also, with the exception of Mr. Keiser, all directors standing for re-election attended the 2003 annual meeting of stockholders.

Board Member Independence

     Section 303A.02 “Independence Tests” of the New York Stock Exchange (the “NYSE”) Listed Company Manual describes the requirements for a director to be deemed independent by the NYSE, including the requirement of an affirmative determination by our board of directors that the director has no material relationship with us that would impair independence. Our board of directors has affirmatively determined that, with the exception of Mr. Jacobs who is our CEO, no director has a material relationship with us that would impair their independence and that each director meets the NYSE independence requirements. Therefore, our board of directors is comprised of a majority of independent directors, as required in Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein infers compliance with the NYSE independence tests.

Board Committees and Meetings

     The current standing committees of our board of directors are the Audit Committee, the Compensation Committee, the Executive Committee, and the Governance & Nomination Committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found on our website at www.capstead.com by clicking “Investor Relations” and then “Corporate Governance.” The members of the committees are identified in the table below, and a description of the principal responsibilities of each committee follows.

Governance &
	Audit	Compensation	Executive	Nomination

Andrew F. Jacobs			X
Gary Keiser(a)
Paul M. Low(a)	X		Chair	X
Michael G. O’Neil	X			Chair
Howard Rubin	Chair	X	X
Mark S. Whiting		Chair		X

(a)	Mr. Keiser was elected to the board of directors on January 1, 2004 and will, upon re-election to our board of directors, replace Mr. Low on both the Audit Committee and Governance & Nomination Committee at the annual meeting of our board of directors in April 2004.

     The Audit Committee, composed of three independent directors, met five times during 2003. This committee’s purpose is to provide assistance to our board of directors in fulfilling their oversight responsibilities to our stockholders, potential stockholders and the investment community relating to:

•	The integrity of our financial statements and the financial reporting process, including the systems of internal accounting and financial control and disclosure controls and procedures;

•	The performance of our newly constituted internal audit function (outsourced to a third party service provider other than the independent auditor) and independent auditors;

•	The independent auditors’ qualifications and independence; and

•	Our compliance with legal and regulatory requirements.

     Our board of directors has determined that Mr. O’Neil is an “audit committee financial expert,” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended. Mr. Keiser also meets the definition of an “audit committee financial expert” and upon re-election to our board of directors and appointment to our Audit Committee in April 2004 will be so designated by our board of directors. All of our Audit Committee members meet the NYSE listing standards for independence of audit committee members.

     The Compensation Committee, composed of two independent directors, met four times during 2003. This committee’s purpose is to oversee our compensation programs including:

•	The review and approval of corporate goals and objectives relevant to the CEO’s compensation;

•	The evaluation of the CEO’s performance in light of those goals and the approval of compensation consistent with such performance;

•	The approval of base salaries, annual incentives and other programs and benefits for senior management other than the CEO; and

•	The approval of compensation programs and benefits for other employees.

     The Executive Committee, composed of three directors, did not meet during 2003. During the intervals between meetings of our board of directors, this committee has all of the powers and authority of our board of directors in the management of our business and affairs, except those powers that by law cannot be delegated by our board of directors.

     The Governance & Nomination Committee, composed of three independent directors, met twice during 2003. This committee’s purpose is:

•	To identify qualified individuals to serve on our board of directors, consistent with criteria approved by our board of directors;

•	To recommend nominees to our board of directors for the next annual meeting of stockholders;

•	To develop, recommend to our board of directors, and maintain our governance policies and guidelines; and

•	To oversee the evaluation of our board of directors and management.

Board Member Compensation

     Independent directors receive compensation for their representation on our board of directors at an annualized rate of $30,000 paid in cash or options on our Common shares. Through December 2003 directors also received fees of $2,500 per meeting of our board of directors or of a committee meeting attended in person (subject to a $2,500 per day of meetings maximum), plus reimbursement for travel costs, and $1,000 for participation in meetings by telephone. Beginning January 2004 meeting fees for independent directors, whether attended in person or by telephone, changed to $1,500 per meeting of our board of directors and $1,000 per committee meeting. Independent directors will also receive an additional $1,500 per day in which a meeting is held, if attended in-person, plus reimbursement for travel costs. Any options granted in lieu of cash would have a fair value equal to the cash equivalent price of the representative fee determined using an option pricing model and a strike price equal to the market price of our Common shares on the date of grant. In addition, independent directors are reimbursed for their expenses related to attending meetings of our board of directors or of a committee. Upon appointment as our non-executive Chairman of the Board in July 2003, Mr. Low’s director fees were modified such that in lieu of meeting fees he receives a monthly director fee of $10,000 for serving in such capacity.

     In accordance with the terms of our 1990 Directors’ Stock Option Plan, each independent director holding outstanding stock options granted from the 1990 Directors’ Stock Option Plan was automatically awarded dividend equivalent rights on January 1, 2004, which were earned in 2003, entitling them to receive additional Common shares at no cost upon exercise of outstanding options. Directors who are not one of our employees or executive officers do not receive any other salaries, fees, commissions or bonuses from us, nor do they receive any separate compensation from any of our affiliates for their services on our board of directors or on one of the committees of our board of directors.

OUR CORPORATE GOVERNANCE PRINCIPLES

     Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Director Guidelines, charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Financial Officer Code of Conduct. The corporate governance section can be found on our website at www.capstead.com by clicking “Investor Relations” and then “Corporate Governance.”

     Each director should, to the best of his or her ability, perform the duties of a director, including the duties as a member of a committee of our board of directors in good faith; in the best interests of us and our stockholders; and with the care that an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when, but only when, the circumstances would alert a reasonable director to the need thereof. Directors are expected to attend all meetings of our board of directors and meetings of committees on which they serve. Directors are also expected to attend the annual meeting of stockholders.

     Our Governance & Nomination Committee considers and makes recommendations to our board of directors concerning the appropriate size of the board and its candidates for election. In considering incumbent directors, the Governance & Nomination Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, and quality of performance. In considering candidates to fill new positions created by expansion and/or vacancies that occur because of resignation, retirement or any other reason, the Governance & Nomination Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Candidates will be selected without regard to race, religion, gender or national origin and should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in our company and a recognition that as a member of our board of directors one is accountable to our stockholders, not to any particular interest group; and have a background that demonstrates an understanding of business and financial affairs and the complexities of a large business organization. The Governance & Nomination Committee will consider candidates recommended by stockholders provided stockholders follow, when submitting recommendations, the procedures set forth in the “Stockholder Procedures for Recommending Candidate for Director” section of this proxy statement. The Governance & Nomination Committee evaluates a candidate using the minimum criteria set forth above without regard to who nominated the candidate.

     Our board of directors does not prohibit its members from serving on boards and/or committees of other organizations, and our board of directors has not adopted guidelines limiting such activities other than for Audit Committee membership which our board of directors recommends its members limit representation to two other audit committees. The Governance & Nomination Committee and our board of directors will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the annual meeting of stockholders.

     A director who is also one of our officers shall, unless a majority of our board of directors determines otherwise, resign from our board of directors at any time he or she ceases to be employed by us, whether due to retirement or otherwise. When a director (a) changes substantially his or her principal occupation or business association, (b) declares or is otherwise involved in a personal bankruptcy or bankruptcy of a business in which he or she is a principal or (c) is named as a party in a material legal proceeding, becomes the target of a material state or federal investigation, or receives a request of a material nature for the production of records or testimony from any state or federal agency during his or her tenure as a director, that director shall notify the Governance & Nomination Committee which will in turn report to our board of directors. Our board of directors in its sole judgment shall decide whether such event requires our board of directors to request that the director resign in the best interests of us and our stockholders. If a decision is made to request resignation, the director shall submit his or her resignation as a director promptly. No person shall be eligible to serve as a director who has been convicted of any felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust. Any person who is so convicted after becoming a director shall immediately resign from our board of directors.

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Recommending Candidate for Director

     Stockholders who wish to recommend individuals for consideration by our Governance & Nomination Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our Secretary at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4410. For the committee to consider a candidate, submissions must include sufficient biographical information concerning the recommended individual including age, employment history, a description of each employer’s business that includes employer names and phone numbers, affirmation of whether such individual can read and understand basic financial statements and a list of board memberships the candidates holds, if any. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our board of directors and to serve if elected by our stockholders. Once a reasonably complete recommendation is received by our Governance & Nomination Committee, a questionnaire will be delivered to the recommended candidate which will request additional information regarding the recommended candidate’s independence, qualifications and other information that would assist our Governance & Nomination Committee in evaluating the recommended candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The recommended candidate must return the questionnaire within the time frame provided to be considered for nomination by our Governance & Nomination Committee. Recommendations for which we have received completed questionnaires by November 11, 2004, will be considered for candidacy for the 2005 annual meeting of stockholders. Recommendations or completed questionnaires received after November 11, 2004 will be considered for candidacy for the 2006 annual meeting of stockholders.

Stockholder Communication with our Board of Directors

     Stockholders who wish to contact any of our directors either individually or as a group may do so by calling our toll-free third-party “hotline” at (866) 639-5856, by writing to them c/o Capstead Mortgage Corporation, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4410 or via e-mail at directors@capstead.com. Stockholder calls to the hotline, letters and e-mail are screened by company personnel based on criteria established and maintained by our Governance & Nomination Committee, which includes filtering out improper or irrelevant topics such as solicitations.

Executive Sessions of Non-Management Directors

     Our board of directors will have four regularly scheduled meetings per year for the non-management directors without management present. At these sessions, the non-management directors will review strategic issues for consideration by our board of directors, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that the chairman of the Governance & Nomination Committee, currently Mr. O’Neil, will preside at such meetings. The presiding director is responsible for advising the CEO of decisions reached and suggestions made at these sessions. The presiding director may have other duties as determined by our board of directors. Stockholders may communicate with the presiding director or non-management directors as a group by utilizing the communication process identified in the “Stockholder Communication with our Board of Directors” section of this proxy statement. If non-management directors include a director that is not an independent director, then at least one of the scheduled executive sessions will include only independent directors.

Director Orientation and Continuing Education

     Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to provide such education in order to improve both our board of directors and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

EXECUTIVE OFFICERS

     The following table shows the names and ages of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

	Age	Title

Andrew F. Jacobs	44	President and Chief Executive Officer

Robert R. Spears, Jr.	42	Senior Vice President—Asset and Liability Management

Amar R. Patel	32	Senior Vice President—Asset and Liability Management

Phillip A. Reinsch	43	Senior Vice President, Chief Financial Officer and Secretary

Michael W. Brown	37	Vice President—Asset and Liability Management and Treasurer

     For a description of Mr. Jacobs’ business experience, see the “Election of Directors” section of this proxy statement.

     Mr. Spears has served as our Senior Vice President—Asset and Liability Management since February 1999. From April 1994 to February 1999, he served as our Vice President—Asset and Liability Management. Prior thereto, he was employed by NationsBanc Mortgage Corporation from 1990 to April 1994, last serving as Vice President—Secondary Marketing Manager.

     Mr. Patel has served as our Senior Vice President—Asset and Liability Management since April 2000. From December 1997 to April 2000, he served as our Vice President—Asset and Liability Management. Mr. Patel has been associated with us since June 1993.

     Mr. Reinsch has served as our Senior Vice President, Chief Financial Officer and Secretary since July 2003. He served as our Senior Vice President—Financial Accounting and Reporting from July 1998 to July 2003. From March 1993 to June 1998, he served as our Vice President—Financial Accounting and Reporting. Prior thereto, Mr. Reinsch was employed by Ernst & Young LLP from July 1984 to March 1993, last serving as Audit Senior Manager.

     Mr. Brown has served as our Vice President—Asset and Liability Management and Treasurer since June 1999. Mr. Brown has been associated with us since July 1994.

EXECUTIVE COMPENSATION

Our direction and policies are established by our board of directors and implemented by our CEO. The Summary Compensation Table below shows certain compensation information for our CEO and four other most highly compensated executive officers for services rendered in all capacities during the years ended December 31, 2003, 2002 and 2001. For information regarding our former CEO, Mr. Edens, see the “Certain Relationships and Related Transactions” section of this proxy statement.

SUMMARY COMPENSATION TABLE

							Long-Term
		Annual Compensation					Compensation

					Other	Total	Restricted
					Annual	Annual	Stock		All Other
		Salary	Bonus		Compensation	Compensation	Awards	Options	Compensation
	Year	($)	($)		($)(c)	($)	($)(d)	(#)	($)(e)
Wesley R. Edens	2003	—	—		—	—	—	—	—
Former Chairman, CEO	2002	—	—		—	—	—	—	—
and President(a)	2001	—	—		—	—	—	—	—
Andrew F. Jacobs	2003	300,000	555,308	(b)	15,029	870,337	—	—	24,458
President and CEO	2002	300,000	235,000		80,516	615,516	—	—	26,200
	2001	300,000	300,000		169,587	769,587	—	—	15,450
Robert R. Spears, Jr.	2003	187,000	358,765	(b)	8,918	554,683	—	—	20,041
Senior Vice President—	2002	187,000	220,000		47,774	454,774	—	—	21,439
Asset and Liability	2001	187,000	275,000		100,619	562,619	—	—	11,551
Management
Amar R. Patel	2003	173,000	278,765	(b)	7,512	459,277	—	—	14,154
Senior Vice President—	2002	173,000	150,000		40,252	363,252	—	—	17,063
Asset and Liability	2001	173,000	200,000		84,789	457,789	—	—	10,463
Management
Phillip A. Reinsch	2003	183,000	258,765	(b)	8,215	449,980	—	—	16,281
Senior Vice President,	2002	183,000	115,000		44,013	342,013	—	—	16,126
Chief Financial Officer	2001	183,000	125,000		92,712	400,712	—	—	11,413
and Secretary
Michael W. Brown	2003	106,050	156,173	(b)	5,056	267,279	—	—	11,163
Vice President—	2002	106,050	80,000		27,094	213,144	—	—	11,500
Asset and Liability	2001	106,050	100,000		15,701	221,751	—	—	6,363
Management and Treasurer

(a)	Mr. Edens resigned as our Chairman, CEO and President on July 22, 2003. Mr. Edens did not receive any compensation from us. Instead, Mr. Edens’ services were provided pursuant to a management contract with Fortress, which was terminated on July 22, 2003. See the “Certain Relationships and Related Transactions” section of this proxy statement.

(b)	Represents amount paid from the 2003 incentive compensation program of which a portion was paid through the issuance of fully vested Common shares. The Common shares were issued on January 16, 2004 pursuant to our 1994 Flexible Long-Term Incentive Plan and carry a three-year restriction on sale, pledge or transfer. Based on the closing price of the Common shares on the date of issue, the market value of the shares issued to each executive was as follows: $155,308 for Mr. Jacobs; $58,765 each for Messrs. Spears, Patel and Reinsch; and $46,173 for Mr. Brown.

(c)	Amount includes dividends paid on unvested shares of our restricted stock. None of the dividends were preferential.

(d)	As of December 31, 2003 the number and value of unvested restricted stock holdings of our Common shares by each of our executive officers, which were originally granted April 20, 2000, were as follows:

	Number	Value

Andrew F. Jacobs	4,210	$70,644
Robert R. Spears, Jr.	2,498	41,916
Amar R. Patel	2,104	35,305
Phillip A. Reinsch	2,301	38,611
Michael W. Brown	1,416	23,760

(e)	Amount includes matching contribution by us of 50 percent of a participant’s voluntary contribution of up to a maximum of 6 percent of a participant’s compensation pursuant to the 401(k) plan adopted October 1993. Amount also includes matching contribution by us of a portion of the participant’s voluntary contribution to a nonqualified deferred compensation plan adopted July 1994. Additionally, the amount includes a discretionary contribution made to all employees into the qualified and nonqualified plans of 3 percent of a participant’s compensation regardless of participation in the above-noted plans.

Option Grants

     There were no grants of stock options made to the executive officers named herein during the year ended December 31, 2003.

Option Exercises and Fiscal Year End Option Values

     The following table summarizes the total number of securities underlying stock options, both exercisable and unexercisable, held by our executive officers as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying		Value of
			Unexercised Options		Unexercised In-the-Money
			at Fiscal Year End		Options at Fiscal Year End
	Shares	Value
	Acquired on	Realized*			Exercisable	Unexercisable
	Exercise	($)	Exercisable	Unexercisable	($)	($)
Andrew F. Jacobs	16,612	100,154	204,663	—	—	—
Robert R. Spears, Jr.	12,449	72,565	38,538	—	—	—
Amar R. Patel	10,491	61,152	6,644	—	—	—
Phillip A. Reinsch	11,469	66,853	43,809	—	—	—
Michael W. Brown	7,063	41,170	—	—	—	—

*	Represents the difference between the fair market value of securities acquired and the exercise prices of the options.

Severance Payment Agreements

     In December 1999, we entered into a severance payment agreement with each person employed by us at that time, and we entered into an amended severance payment agreement with Mr. Jacobs, our CEO, on February 23, 2004 (together, the “covered employees”). Pursuant to these agreements, in the event a covered employee’s employment with us is terminated by us for any reason other than those described below, that employee will receive a severance payment based upon his or her title and the number of years of service with us at the time of termination. The severance payment will be calculated as set forth below:

Title	Years of Service	Severance Pay

President and CEO	Five or more	Three year’s base annual salary

Executive Vice President	Five or more	Two year’s base annual salary

Senior Vice President and Vice President	Five or more	One and one-half year’s base annual salary

Assistant Vice President and all other employees	Five or more	One year’s base annual salary

All officers and all employees	Fewer than five years	Six-month’s base annual salary

     A covered employee will not be entitled to a severance payment under the severance payment agreement if:

•	the employee voluntarily terminates his or her employment, other than because of a reduction in that employee’s base salary or a relocation of that employee that requires travel from his or her primary residence to such new location, an additional 50 or more miles each way;

•	the employee fails to return to work following an approved leave of absence; or

•	we terminate the employee for cause.

EQUITY COMPENSATION PLANS

     The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding securities as of December 31, 2003. The “Approval Of 2004 Flexible Long-Term Incentive Plan” section of this proxy statement describes the plan designed to replace the 1994 Flexible Long-Term Incentive Plan, as amended, expiring on April 22, 2004.

			Number of Securities
			Remaining Available for
	Number of Securities to		Future Issuance Under
	be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants and	Outstanding Options,	Securities Reflected in
Plan Category	Rights	Warrants and Rights	First Column)

Equity compensation plans approved by stockholders:
1990 Directors’ Stock Option Plan(a)	34,421	$8.297	85,226
1994 Flexible Long-Term Incentive Plan	315,435	24.974	784,909 (b)
Equity compensation plans not approved by stockholders:
1997 Flexible Long Term Incentive Plan(c)	47,838	30.098	291,752

	397,694	$24.147	1,161,887

(a)	Although the 1990 Directors’ Stock Option Plan expired on April 25, 2001, remaining outstanding options granted prior to such expiration continue to earn dividend equivalent rights in accordance with the terms of each individual director’s stock option agreement.

(b)	The 1994 Flexible Long-Term Incentive Plan will expire on April 22, 2004 and securities will not be available for issuance under this plan after that time.

(c)	The purposes of the 1997 Flexible Long Term Incentive Plan are to enable us to attract, motivate, reward and retain employees and to encourage the holding of our proprietary interests by our employees or employees of our affiliates by enabling us to make awards that recognize the creation of long-term value for our stockholders and promote our continued growth and success. To achieve this purpose, employees may receive stock options, stock appreciation rights, restricted stock, performance awards, performance stock, dividend equivalent rights and any combination thereof.

COMPENSATION COMMITTEE

     Compensation for our executive officers is administered under the direction of our Compensation Committee. In their role as our administrator of compensation programs, our Compensation Committee approves the compensation arrangements of all executives, other than our CEO, including compensation paid pursuant to the management contract with Fortress that was terminated effective July 22, 2003.

     The following is our Compensation Committee’s report, in its role as reviewer of our executive pay programs, on 2003 compensation practices for our executive officers. The report and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

COMPENSATION COMMITTEE REPORT

Executive Compensation Program Philosophy

     The philosophy behind Capstead’s executive compensation programs is to attract, motivate and retain the executives needed in order to maximize the creation of long-term stockholder value. The Compensation Committee (the “Committee”) believes that the uniqueness of Capstead’s business, its strategic direction and the required caliber of employees needed to execute its strategy require that compensation be determined based on the following factors:

•	Responsibilities within Capstead.

•	Completion of individual business objectives (which objectives may vary greatly from person to person).

•	Overall performance of Capstead.

•	Amount and form of prior compensation.

•	Contributions toward executing the business strategy of Capstead.

     The Committee believes that each of the above factors is important when determining compensation levels. No specific weighting or formula regarding such factors is used in determining compensation.

     For 2003, the primary components of Capstead’s executive’s compensation consist of: (i) base salaries; (ii) annual incentives; and (iii) other executive programs and benefits. Each element is described in more detail below.

   Base Salaries

     The CEO, utilizing the above factors, reviews base salaries annually and makes recommendations to the Committee. Any interim modifications to salaries are also based on the above factors and recommendations are made to the Committee.

   Annual Incentives

     Our independent directors approved an incentive compensation program for 2003, which provided for the creation of an incentive pool (the “Incentive Pool”) equal to a 10 percent participation in the modified total return of Capstead in excess of a 10 percent benchmark return, multiplied by the beginning modified common book value of Capstead. For purposes of the calculation, modified total return is measured as the change in modified common book value per share from the beginning of the year, together with common dividends per share, divided by the beginning modified common book value per share, expressed as a percentage. Modified common book value is determined by deducting from total equity the recorded value of preferred equity and adding back incentive fee accruals, and adjusted further for unrealized gains and losses on investments not included in accumulated other comprehensive income. Accordingly, an Incentive Pool of $2,380,000 was established for 2003 based on a modified total return of 30.2 percent per common share. The Committee recommended and the independent directors ratified payment of $500,000 of the Incentive Pool to Fortress for services rendered prior to its resignation effective July 22, 2003. The remainder of the Incentive Pool was distributed to executive officers and other employees of Capstead, including the CEO. Based on the CEO’s recommendations, which were approved by the Committee, executive officers other than the CEO received incentive compensation of $830,000 in cash and $222,468 in fully vested Common shares, which may not be sold, pledged or transferred for three years.

     The Committee has adopted the same formula for the incentive compensation program for 2004.

   Long-Term Incentives

     The Committee believes that Capstead’s employees should have an ongoing stake in the long-term success of the business. The Committee also believes that executive officers should have a portion of their total compensation paid in the form of stock. This element of the total compensation program is intended to align the executive officer’s interest to that of Capstead’s stockholders through the granting of stock options, restricted stock and other incentive-based awards.

     The CEO periodically recommends long-term incentive grants for the executive officers to the Committee. The same factors that are used in determining other elements of compensation are used in determining long-term incentive grants. No such grants were made during 2003.

   Other Executive Programs and Benefits

     Capstead maintains employee benefit plans in which the executive officers participate. Capstead sponsors a 401(k) plan and nonqualified deferred compensation plan (together the “Plans”) whereby Capstead matches employee contributions up to a preset percentage of the participant’s compensation. Capstead may also make discretionary contributions into the Plans regardless of an employee’s participation. Capstead believes its Plans are competitive with those of other companies in the Dallas market of comparable size and scope of business.

2003 Compensation for the Former Chief Executive Officer

     The services of Mr. Edens, Capstead’s Chairman, CEO and President from April 20, 2000 to July 22, 2003, were provided pursuant to a management contract entered into in April 2000 between Capstead and Fortress, as amended, to provide Capstead an individual to perform the services and duties of Chairman and CEO. Under the management contract, Fortress not only provided the services of Capstead’s Chairman, CEO and President, but also such other individuals as necessary to perform support services for Capstead, to the extent Capstead did not have employees available to perform such services. The management contract provided for the payment of (i) a $375,000 annual fee, (ii) incentive compensation payable out of a portion of the Incentive Pool, if any, and (iii) long-term non-cash incentive compensation in the form of options and/or stock grants. The management contract was terminated effective July 22, 2003 when Mr. Edens resigned from his position with Capstead.

   Compensation Paid to Fortress

     Pursuant to the terms of the management contract, Fortress received annual fee compensation of $210,000, representing the pro-rata portion of the fee for the period January 1, 2003 through July 22, 2003. Additionally, the Committee recommended and the independent directors ratified a distribution from the Incentive Pool of $500,000 in settlement of the incentive portion of the management contract for 2003. No long-term incentive compensation was granted to Fortress during 2003.

2003 Compensation for the Current Chief Executive Officer

     Mr. Jacobs was promoted to President and CEO on July 22, 2003. The same philosophies described herein for executive compensation were used by the Committee to set the compensation of Mr. Jacobs.

   Base Salary

     Mr. Jacobs’ base salary in 2003 was $300,000. For 2004, the Committee recommended to the board of directors and the board approved a base salary of $400,000 for Mr. Jacobs, which reflects an increase primarily attributable to his promotion to President and CEO on July 22, 2003 that had not been previously recognized as a component of his base salary.

   Annual Incentives

     The Committee reviewed the Company’s and Mr. Jacobs’ performance for 2003 that included a modified total return of 30.2 percent per common share and his successful transition into the role of President and CEO, and recommended to the board of directors and the board approved incentive compensation for Mr. Jacobs of $400,000 in cash and $155,308 in fully vested common stock, which may not be sold, pledged or transferred for three years.

   Long-Term Incentives

     No such grants were made during 2003.

Deductibility of Executive Compensation Pursuant to Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to the CEO or any of the four other most highly compensated executive officers. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely on account of attainment of objective performance goals, provided that (i) performance goals are established by a compensation committee consisting solely of two or more outside directors, (ii) the material terms of the performance-based compensation are disclosed to and approved by a separate stockholder vote prior to payment, and (iii) prior to payment, the Committee certifies that the performance goals were attained and other material terms were satisfied. The Committee’s policy on deductibility is generally to develop compensation plans that provide for the payment of compensation that is tax deductible to Capstead, while recognizing that the legitimate interest of Capstead and its stockholders may at times be better served by compensation arrangements that are not tax deductible.

Conclusion

     Executive compensation at Capstead is subject to considerable focus by the Committee, the board of directors and senior management. The Committee believes that Capstead’s compensation programs and other benefits produce a strong attraction and motivation for Capstead’s executive officers and help align their interests with the interests of Capstead’s stockholders.

COMPENSATION COMMITTEE Mark S. Whiting, Chairman Howard Rubin

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our Common shares, with the cumulative total return of the S&P 500 Stock Index and the Russell 2000 Stock Index for the five years ended December 31, 2003, assuming the investment of $100 on December 31, 1998 and the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
CAPSTEAD MORTGAGE CORPORATION COMMON SHARES AND
S&P 500 AND RUSSELL 2000 STOCK INDEXES

	12/98	12/99	12/00	12/01	12/02	12/03

Capstead	$100.00	$114.93	$161.43	$328.60	$426.58	$609.97
S&P 500	$100.00	$121.04	$110.02	$96.96	$75.54	$97.19
Russell 2000	$100.00	$121.36	$117.82	$120.92	$96.18	$141.64

AUDIT COMMITTEE

     Our Audit Committee is governed by a written charter adopted by our board of directors and is composed of three independent directors, each of whom has been determined by our board of directors to be independent in accordance with the rules of the NYSE. A copy of the written charter is attached to this proxy statement as Appendix A.

     The following is our Audit Committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditors’ performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditors’ work. This report and written charter shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

     The audit committee oversees Capstead’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the audit committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

     The audit committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, including the auditors’ judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

     The audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, as modified or supplemented, and has concluded after discussions with the independent auditors they are independent from Capstead and its management.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

AUDIT COMMITTEE
Howard Rubin, Chairman
Paul M. Low
Michael G. O’Neil

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i)	Voting power which includes the power to vote, or to direct the voting of, Common shares; and/or

(ii)	Investment power which includes the power to dispose, or to direct the disposition of, Common shares.

Security Ownership of Management

     Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common shares as of February 17, 2004, by each director nominee, our executive officers listed in the Summary Compensation Table and by all nominees for director and executive officers as a group.

	Number of
	Common Shares
	Beneficially Owned(a)		Percent of Class

Andrew F. Jacobs	235,062	(b)	1.63
Gary Keiser	—		*
Paul M. Low	54,736		*
Michael G. O’Neil	14,477		*
Howard Rubin	68,376		*
Mark S. Whiting	2,800		*
Robert R. Spears, Jr.	46,844	(b)	*
Amar R. Patel	15,310	(b)	*
Phillip A. Reinsch	52,525	(b)	*
Michael W. Brown	4,166	(b)	*
All nominees for Director and Executive Officers as a group (10 persons)	494,296		3.38

*	Denotes less than 1 percent.

(a)	Amounts include Common shares issuable as follows:

	Security
	Ownership	Right to Acquire

		Convertible into	Exercisable
	Series B Shares	Common Shares	Options

Andrew F. Jacobs	—	—	204,663
Gary Keiser	—	—	—
Paul M. Low	65,000	37,245	6,135
Michael G. O’Neil	750	430	13,432
Howard Rubin	—	—	56,376
Mark S. Whiting	—	—	—
Robert R. Spears, Jr.	—	—	38,538
Amar R. Patel	—	—	6,644
Phillip A. Reinsch	—	—	43,809
Michael W. Brown	—	—	—
All nominees for Director and Executive Officers as a group (10 persons)	65,750	37,675	369,597

(b)	Includes restricted Common shares granted April 20, 2000, with remaining scheduled vesting on each of April 20, 2004, and 2005 as follows: 4,210 shares for Mr. Jacobs; 2,498 shares for Mr. Spears; 2,104 shares for Mr. Patel; 2,301 shares for Mr. Reinsch and 1,416 shares for Mr. Brown. Also includes Common shares issued on January 16, 2004 that may not be sold, transferred or pledged prior to January 16, 2007 as follows: 9,250 shares for Mr. Jacobs; 3,500 shares each for Messrs. Spears, Patel and Reinsch; and 2,750 shares for Mr. Brown.

Security Ownership of Certain Beneficial Owners

     As of the close of business on February 17, 2004, there are no known beneficial owners of five percent or more of our Common shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all of our directors, executive officers and beneficial owners of more than ten percent of our Common shares were in compliance with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to being our Chairman, CEO and President from April 20, 2000 to July 22, 2003, Mr. Edens is affiliated with Fortress, which also owns a majority position in Brookdale Living Communities, Inc. (“Brookdale”), an owner, operator, developer and manager of senior living facilities.

     We entered into a management contract with Fortress, in April 2000, as amended, under which Fortress provided us an individual, Mr. Edens, to perform the services and duties of our Chairman and CEO. This contract was terminated effective July 22, 2003 concurrent with Mr. Edens’ resignation from his positions with us. Under the terms of the contract, Fortress earned an annual fee of $375,000 and participated with management in an incentive fee program based on the expected performance against predetermined benchmarks established by members of our board of directors independent of Fortress. Fortress was awarded $210,000 of its annual fee for services rendered in 2003 through July 22, 2003 and $500,000 of incentive fees from amounts accrued through that date under this program.

     In May 2002 we acquired six “independent” senior living facilities (wherein the operator of the facility provides the tenants little, if any, medical care) and one skilled nursing facility which was subsequently sold (collectively, the “Properties”). The Properties were acquired pursuant to purchase agreements initially negotiated and executed by an affiliate of Brookdale with an affiliate of Apartment Investment Management Company (“AIMCO”) and subsequently assigned to us. Concurrent with the acquisition we entered into a long-term “net-lease” arrangement with Brookdale, under which Brookdale is responsible for the ongoing operation and management of the Properties.

     Concurrent with executing the purchase agreements for the Properties, Brookdale also entered into an agreement with AIMCO to acquire from AIMCO $71.4 million of the tax-exempt bonds held by a tax-exempt bond fund (the “TEB Fund Bonds”) for a purchase price of $60.7 million. With our acquisition of the Properties and assumption of the bonds, Brookdale agreed to release AIMCO from its obligation to deliver the TEB Fund Bonds pursuant to the bond purchase agreement. In exchange for this release, AIMCO paid Brookdale $4.6 million and Brookdale simultaneously entered into a two-year total return swap agreement with respect to the TEB Fund Bonds with a notional swap strike price of $65.4 million. In November 2002 Capstead refunded the bonds with proceeds from issuing new tax-exempt bonds. At that time, the swap was terminated resulting in a net payment to Brookdale of $6.0 million. The swap counterparty was a financial institution affiliated with the tax-exempt bond fund. We did not directly benefit from these agreements.

PROPOSAL NUMBER TWO – RATIFICATION OF THE APPOINTMENT OF ERNST &
YOUNG LLP AS OUR INDEPENDENT AUDITORS

     We are asking our stockholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. As required by SEC regulations which became effective in May 2003, we have procedures in place to ensure our Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors. Further, our Audit Committee is responsible for appointing, setting compensation and overseeing the work of our independent auditors.

     During the year ended December 31, 2003, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, assistance with management’s evaluation of internal accounting controls, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized mortgage securities indentures. Fees for fiscal years ended December 31, 2003 and December 31, 2002 were as follows:

	Fiscal Year 2003	Fiscal Year 2002

Audit Fees	$175,500	$155,500
Audit-Related Fees	10,770	29,675
Tax Fees	20,863	92,655
All Other Fees	—	—

Total	$207,133	$277,830

     The Audit Committee approved 100 percent of the above fees.

     Our Audit Committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence.

     Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.

PROPOSAL NUMBER THREE – APPROVAL OF 2004 FLEXIBLE
LONG-TERM INCENTIVE PLAN

     Our stockholders are being asked to consider and vote on a proposal to approve the 2004 Flexible Long-Term Incentive Plan. The 2004 Flexible Long-Term Incentive Plan is intended to replace the 1994 Flexible Long-Term Incentive Plan, as amended, for all awards effective on and after April 22, 2004, provided the 2004 Flexible Long-Term Incentive Plan is approved by stockholders at the 2004 annual meeting of stockholders. The 1994 Flexible Long-Term Incentive Plan will remain in effect with respect to Awards made under the 1994 Flexible Long-Term Incentive Plan prior to April 22, 2004.

     The 2004 Flexible Long-Term Incentive Plan was adopted by our board of directors on February 23, 2004, subject to the approval of our stockholders. Approval of the 2004 Flexible Long-Term Incentive Plan requires the affirmative vote of a majority of our Common shares represented in person or by proxy at the annual meeting of stockholders. If the stockholders approve the 2004 Flexible Long-Term Incentive Plan, it will be effective as of April 22, 2004. A copy of the 2004 Flexible Long-Term Incentive Plan is attached to this proxy statement as Appendix B. The description of the 2004 Flexible Long-Term Incentive Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Appendix B, which contains the complete text of the 2004 Flexible Long-Term Incentive Plan.

     The purposes of the 2004 Flexible Long-Term Incentive Plan are to (i) enable us to attract, motivate, reward and retain highly talented executive officers and other key employees, and (ii) to encourage the holding of a proprietary interest in Capstead by persons who occupy key positions in Capstead or our affiliates by enabling us to make awards that recognize the creation of long-term value for our stockholders and promote our continued growth and success. To accomplish this purpose, the 2004 Flexible Long-Term Incentive Plan provides for the granting to eligible persons of stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalent rights and other awards consistent with the purposes of the 2004 Flexible Long-Term Incentive Plan.

Available Shares

     The aggregate number of our Common shares which may be issued under the 2004 Flexible Long-Term Incentive Plan (or with respect to which awards may be granted) shall not exceed 1,000,000 shares, unless the amount shall be increased or decreased by reasons of changes in our capitalization. Shares issued under the 2004 Flexible Long-Term Incentive Plan may be either authorized and unissued Common shares or Common shares held in or acquired for our treasury. Any Common shares subject to a stock option or stock appreciation right that are not issued prior to the expiration of such awards, or any restricted stock or performance shares that are forfeited, will again be available for award under the 2004 Flexible Long-Term Incentive Plan.

Persons Eligible to Participate

     Except with respect to awards of incentive stock options, all officers, employees and directors of Capstead and our affiliates are eligible to participate in the 2004 Flexible Long-Term Incentive Plan. Incentive stock options may be awarded only to employees.

Administration

     The 2004 Flexible Long-Term Incentive Plan provides for administration by the Compensation Committee (the “Plan Committee”) comprised solely of two or more non-employee directors who are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) “outside directors” as required by Section 162(m) of the Internal Revenue Code, and (iii) “independent directors” as defined in Rule 303A.02 of the NYSE Listed Company Manual. The Plan Committee has broad powers under the 2004 Flexible Long-Term Incentive Plan to, among other things, (i) administer and interpret the 2004 Flexible Long-Term Incentive Plan, (ii) establish guidelines for the 2004 Flexible Long-Term Incentive Plan’s operation, (iii) select persons to whom awards are to be made under the 2004 Flexible Long-Term Incentive Plan, (iv) determine the types, sizes and combinations of awards to be granted under the 2004 Flexible Long-Term Incentive Plan, and (v) determine other terms and conditions of an award. In addition, except as set forth in the “Amendment or Termination of the Plan and Amendment of Awards” section of this proxy statement, the Plan Committee also has the power to modify or waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards.

Types of Awards

     The 2004 Flexible Long-Term Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights, either in tandem with stock options or freestanding; (iii) restricted stock awards; (iv) performance shares; (v) performance units; (vi) dividend equivalent rights; and (vii) other stock-based awards. Each of these types of awards is discussed in more detail below. Awards may be granted singly, in combination or in tandem, as determined by the Plan Committee. The specific amount of awards to be received by or allocated to the officers or any other participant under the 2004 Flexible Long-Term Incentive Plan is in the discretion of the Plan Committee and is therefore not determinable for future periods.

   Stock Options

     Under the 2004 Flexible Long-Term Incentive Plan, the Plan Committee may grant awards in the form of options to purchase our Common shares. Options may be in the form of incentive stock options or non-qualified stock options. The Plan Committee will, with regard to each stock option, determine

(i)  the number of Common shares subject to the option, (ii) the term of the option (which for incentive stock options shall not exceed ten years), (iii) the exercise price per Common share subject to the option, (iv) the vesting schedule (if any), and (v) the other material terms of the option. Any option granted in the form of an incentive stock option must have an exercise price not less than the fair market value of our Common shares at the time of grant and must satisfy the other applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Non-qualified stock options may have an exercise price that is less than fair market value (but not less than the par value of our Common shares).

     The exercise price for an option may be paid by a participant (i) in cash, (ii) in Common shares owned by the participant if acquired more than six months prior to exercise, (iii) by a combination of cash and Common shares, (iv) by arrangement with a broker acceptable to the Plan Committee, or (v) at the Plan Committee’s discretion, by a reduction in the number of Common shares issuable upon the exercise of the options.

     The Plan Committee may require an optionee to meet certain conditions, such as continued employment or service on our board of directors before an option vests and may be exercised. Options will automatically vest, however, (i) if an optionee ceases to be an officer, employee or director by reason of death of the optionee or (ii) in the event of a change in control of Capstead.

     The term of an option shall be for such period as may be determined by the Plan Committee; provided, however, that no option shall be exercisable later than ten (10) years from the grant date. Unless otherwise provided by the Plan Committee, each option shall terminate (i) immediately if the optionee is discharged for cause or (ii) the earlier of six months or the remaining term of the option after termination if the optionee ceases to be an officer, employee or director due to death, disability, resignation or retirement; provided, however, that if the optionee dies within six months after termination, the representatives of the optionee shall have the right to exercise for up to an additional three months from the date of the optionee’s death. An incentive stock option will not be exercisable after the expiration of three months from the termination of employment for any reason other than death or disability or one year from termination due to death or disability.

  Stock Appreciation Rights

     The 2004 Flexible Long-Term Incentive Plan authorizes the Plan Committee to grant stock appreciation rights either with a stock option or independent of a stock option. A stock appreciation right is a right to receive a payment either in cash or Common shares, as the Plan Committee may determine, equal in value to the excess of the fair market value of our Common shares on the date of exercise over the reference price per Common share established in connection with the grant of the stock appreciation right. The reference price per Common share covered by a stock appreciation right will be the per share exercise price of the related option in the case of a stock appreciation right granted with a stock option and will be a percentage designated by the Plan Committee of the fair market value per Common share on the date of grant (or any other date chosen by the Plan Committee) in the case of a stock appreciation right granted without a stock option.

   Restricted Stock Awards

     The 2004 Flexible Long-Term Incentive Plan authorizes the Plan Committee to grant awards in the form of restricted Common shares. These awards may be in such amounts and subject to such terms and conditions as the Plan Committee may determine, including, but not limited to, (i) the price (if any) to be paid by the recipient, (ii) the time or times within which such awards may be subject to forfeiture, (iii) the vesting schedule (which may be based on service, performance or other factors), and (iv) rights to acceleration of vesting (including whether non-vested shares are forfeited or vested upon termination of employment). In addition, the Plan Committee may determine what rights, if any, the person to whom a restricted stock award is made shall have in the restricted stock during the restriction period, such as the right to vote the Common shares or receive dividends or other distributions applicable to the Common shares.

  Performance Awards

     The 2004 Flexible Long-Term Incentive Plan authorizes the Plan Committee to grant either (i) “performance shares” or the right to receive Common shares, restricted stock or cash of equivalent value or any combination thereof or (ii) “performance units” or the right to receive a fixed dollar amount payable in cash, Common shares, restricted stock or any combination thereof. The grant or settlement of performance awards are contingent upon the attainment of certain performance goals as specified by the Plan Committee. In the case of any award granted to a covered employee, the performance goals will be objective and meet the requirements of section 162(m) of the Code. The value of any performance award that may be issued in any one year to any one employee who is a “covered employee” (as such term is defined in section 162(m)(3) of the Code – generally the chief executive officer and four other highest paid officers) shall not exceed $2,500,000.

     The performance goals may differ among awards or participants. In establishing performance goals, the Plan Committee may use one or more of the following business criteria on a consolidated basis or for our specified subsidiaries, divisions or units: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) modified total return; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) gross margin; (xiii) net income; (xiv) pretax earnings; (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xviv) debt reduction; and (xx) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Committee including, but not limited to a market index or a group of comparable companies.

  Dividend Equivalent Rights

     The Plan Committee may, in its discretion, provide that any stock option, restricted stock, performance shares or units or other stock-based awards under the 2004 Flexible Long-Term Incentive Plan may earn dividend equivalent rights. In respect of any such award which is outstanding on a dividend record date for our Common shares, the Plan Committee may credit a participant with an amount equal to the cash or stock dividends or other distributions that would have been paid on our Common shares covered by such award had such covered shares been issued and outstanding on such dividend record date or such other amounts as the Plan Committee may determine. The rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies thereof, shall be established by the Plan Committee.

  Other Stock-Based Awards

     The 2004 Flexible Long-Term Incentive Plan also permits other awards of our Common shares and other awards that are valued in whole or in part by reference to, or are payable in cash or our Common shares, or otherwise based on our Common shares. The terms and conditions of any such awards will be determined by the Plan Committee, including, but not limited to, the price, if any, and the vesting schedule, if any. The Plan Committee may provide for the grant of our Common shares under such an award upon the completion of a specified performance period.

Change in Control

     In the event of a change in control of Capstead, all stock options and any associated rights will become fully vested and immediately exercisable and the vesting of all performance-based stock options will be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such change in control. In addition, with respect to restricted stock, all restrictions applicable to restricted stock shall lapse and expire and shares of restricted stock with vesting provisions shall become fully vested (other than restricted stock that is part of a performance award). In the event of a change in control, each share of performance stock and each performance unit previously granted which is not then immediately vested in full shall be immediately vested in full. Further, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant and the performance periods shall immediately end, unless prior to such change in control the Plan Committee shall determine that such vesting shall not occur upon a change in control with respect to one or more outstanding performance awards.

Adjustments Upon Changes in Capitalization or Reorganization

     The type or number of Common shares authorized under the 2004 Flexible Long-Term Incentive Plan or subject to an award, and/or the exercise or purchase price applicable to an award will be appropriately adjusted in the event of a subdivision or consolidation of Common shares, payment of a stock dividend or any other increase or decrease in the number of Common shares effected without receipt of consideration by us, or in the event of a reorganization, merger, consolidation or recapitalization. Such adjustments shall be made by our board of directors, whose determination shall be final and binding.

Amendment or Termination of the Plan and Amendment of Awards

     Our board of directors may amend or terminate the 2004 Flexible Long-Term Incentive Plan at any time; provided, however, that the 2004 Flexible Long-Term Incentive Plan may not be amended to increase the maximum number of shares, materially modify eligibility or otherwise materially increase the benefits accruing to persons to whom awards may be made without the approval of a majority of our stockholders. The Plan Committee may amend, modify or terminate any award with the participant’s consent or to make adjustments in recognition of unusual or nonrecurring events or changes in applicable laws as appropriate to prevent reduction or enlargement of benefits intended under the 2004 Flexible Long-Term Incentive Plan. In addition, the Plan Committee may cause any award to be canceled in consideration of a cash payment or alternative award equal to the fair value of the canceled award. No awards will be issued under the 2004 Flexible Long-Term Incentive Plan after April 22, 2014.

Federal Tax Consequences

     Under current United States federal tax law, the following are the United States federal income tax consequences generally arising with respect to awards under the 2004 Flexible Long-Term Incentive Plan.

     The participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount.

     A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or exercise of the option. We are not entitled to any tax deduction at the time of the grant or exercise of the option. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of (i) two years from the date of grant or (ii) one year from the exercise of the option, any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss. Under such circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant disposes of the shares before the later of such dates, then the participant will have ordinary income equal to the difference between the exercise price of the shares and market value of the shares on the date of exercise, and we will be entitled to a corresponding tax deduction. Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the alternative minimum tax. The excess of the fair market value of the shares acquired upon exercise of an incentive stock option over the exercise price paid for such shares is an adjustment to alternative minimum tax income for the optionee’s taxable year in which such exercise occurs (unless the shares are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in alternative minimum tax income will not exceed the amount realized on the disposition over the adjusted basis of the shares).

     The grant of a stock appreciation right will produce no federal income tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant equal to the difference between the reference price of the stock appreciation right and the market price of the shares on the date of exercise. We receive a corresponding tax deduction.

     A participant who has been granted an award of restricted stock will not realize taxable income at the time of the award, and we will not be entitled to a tax deduction at the time of the award, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the market value of the shares at such time over the amount, if any, paid for such shares. We will be entitled to a corresponding tax deduction.

     A participant who has been granted performance shares or performance units will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at such time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered. We will have a corresponding tax deduction.

     The grant of an award of unrestricted Common shares (which could be granted as an “other stock-based award” under the 2004 Flexible Long-Term Incentive Plan) will produce immediate tax consequences for both the participant and us. The participant will be treated as having received ordinary income in an amount equal to the excess of the then fair market value of the Common shares awarded over the amount, if any, paid for such Common shares. We will receive a corresponding tax deduction.

     The tax consequences of other types of “other stock-based awards” will depend upon the nature and terms of the awards.

     The 2004 Flexible Long-Term Incentive Plan is not subject to any provision of Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. However, if approved by our stockholders, the 2004 Flexible Long-Term Incentive Plan will be in conformity with Rule 16b-3 under the Exchange Act of 1934, as amended, so that the grants of certain awards under the 2004 Flexible Long-Term Incentive Plan will be exempt from the operation of Section 16(b) of the Exchange Act of 1934, as amended, provided certain holding periods and other applicable conditions are complied with.

     The board of directors recommends a vote FOR the approval of the 2004 Flexible Long-Term Incentive Plan.

OTHER MATTERS

     The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2004 annual meeting of stockholders as permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. Any stockholder proposal to be presented at the 2005 annual meeting of stockholders must have been received at our principal office to the attention of Stockholder Relations at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4410 no later than November 11, 2004 in order to be included in the proxy statement and form of proxy for such meeting. As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2005 annual meeting of stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than January 26, 2005. Even if the proper notice is received on or prior to January 26, 2005, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC at 450 Fifth Street NW, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.capstead.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and press releases, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. We also make available on our website free of charge charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents and waivers, if any, to the Codes. Such information will be furnished upon written request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4410.

     You should rely only on the information contained in this proxy statement to vote on the election of directors, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ended December 31, 2004 and the approval of the 2004 Flexible Long-Term Incentive Plan. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 5, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the election of the nominees described herein or the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ended December 31, 2004 or the approval of the 2004 Flexible Long-Term Incentive Plan will create any implication to the contrary.

By order of the board of directors,

Phillip A. Reinsch
Secretary

March 5, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER
OF
CAPSTEAD MORTGAGE CORPORATION

Organization

This charter governs the operations of the Audit Committee (the “Committee”). The Committee shall be members of, and appointed by, the Board of Directors (the “Board”) and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company, other than Board and committee fees, and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the New York Stock Exchange (“NYSE”) listing standards, including the requirement of an affirmative determination by the Board that the member has no material relationship with the Company that would impair their independence. All Committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by Securities and Exchange Commission (“SEC”) regulations. No committee member may serve on the audit committee of more than two other public companies, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve. Each member of the Committee shall serve until he/she no longer meets the requirements of the NYSE listing standards and until his/her successor shall be duly elected and qualified. The Board shall also appoint one of the Committee members as chair of the Committee. If the Board fails to appoint a chair for the Committee, he/she shall be appointed by a majority vote of the Committee.

Committee Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders and the investment community relating to:

•	The integrity of the Company’s financial statements and the financial reporting process, including the systems of internal accounting and financial control and disclosure controls and procedures;

•	The performance of the Company’s internal audit function(1) and independent auditors;

•	The independent auditor’s qualifications and independence; and

•	The Company’s compliance with legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The funding of all activities of the Committee, including, but not limited to, the compensation of the independent auditor, advisors and administrative expenses, shall be the responsibility of the Company. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

(1) The Company must have an internal audit function to provide management and the Committee with ongoing assessments of the Company’s risk management processes and system of internal control. The internal audit function may be outsourced to a third party service provider other than the independent auditor.

Operation of the Committee

The Committee shall meet at least four times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure that do not conflict with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Maryland.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s year-end financial statements, annually issuing an attestation report on the system of internal controls over financial reporting and reviewing the Company’s unaudited interim financial statements. The Committee recognizes that the Company’s management and independent auditors have more knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement or amend them as appropriate.

a)	The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor must report directly to the Committee.

b)	The Committee shall be responsible for the pre-approval of all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

c)	At least annually, the Committee shall obtain and review a report by the independent auditors describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (3) all relationships between the independent auditor and the Company. The Committee shall actively engage in dialogue with respect to any relationships or services that may impact the objectivity and independence of the independent auditors, and if so determined by the Committee, take, or recommend that the full Board take, appropriate action to satisfy itself of the independent auditors’ independence.

d)	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the system of internal accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk, and legal compliance programs.

e)	The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

f)	The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s annual report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the annual report on Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Upon satisfactory completion of its review, the Committee shall recommend to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for filing with the SEC.

g)	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

h)	The Committee shall discuss with management major financial risk exposures and the steps taken to monitor and control such exposures.

i)	The Committee shall periodically meet separately with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee.

j)	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

k)	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

l)	The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

m)	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential anonymous submission by employees of the Company regarding concerns of questionable accounting or auditing matters.

n)	The Committee shall perform at least annually an evaluation of the Committee’s performance to determine whether it is functioning effectively.

o)	The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

p)	The Committee shall receive a report (either verbally or in writing) from the independent auditor, at least annually and prior to the Company’s filing of its annual report of Form 10-K, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within accounting principles generally accepted in the United States that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

q)	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations. Such report must state whether the Committee has performed the functions set forth in section (c) and (f), and whether the Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for filing with the SEC.

APPENDIX B

CAPSTEAD MORTGAGE CORPORATION
2004 FLEXIBLE LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSES

     The purposes of the 2004 Flexible Long-Term Incentive Plan (the “Plan”) are to promote the interests of the Company and its stockholders by enabling the Company to attract, motivate, reward and retain key officers, employees and directors and to encourage the holding of proprietary interests in the Company by persons who occupy key positions in the Company or its Affiliates by enabling the Company to offer such key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company’s long-term growth and success. To achieve this purpose, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other awards, or any combination thereof.

SECTION 2. DEFINITIONS

     As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

     2.1 “Affiliate” shall mean (i) any corporation, partnership or other entity that, directly or indirectly, is controlled by the Company (ii) any entity in which the Company has a significant equity interest and (iii) any entity that provides substantial management advisory services for the Company, in each case as determined by the Committee.

     2.2 “Award” shall mean a stock option, Stock Appreciation Right, Restricted Stock, Performance Award, performance stock, Dividend Equivalent Right or any other award under the Plan.

     2.3 “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

     2.4 “Change in Control” shall mean, after the Effective Date of this Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a “Reorganization”), in which no “person” acquires more than twenty percent

(20%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

     2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.6 “Committee” shall mean the compensation committee of the Board, which shall consist solely of not less than two (2) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act; (ii) “outside directors,” as required under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; and (iii) “independent directors” as defined in Rule 303A.02 of the New York Stock Exchange Listed Company Manual. The Plan shall be administered and interpreted by the Committee. The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered by “non-employee” directors.

     2.7 “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

     2.8 “Company” shall mean Capstead Mortgage Corporation, a Maryland corporation.

     2.9 “Covered Employees” shall mean the Chief Executive Officer of the Company and the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

     2.10 “Disability” shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

     2.11 “Dividend Equivalent Right” shall mean the right of the holder thereof to receive credits based on the cash or stock dividends or other distributions that would have been paid on the Shares specified in the Award if the Shares were held by the holder to whom the Award is made, or such other amounts as may be determined by the Committee.

     2.12 “Effective Date” shall mean the effective date of the Plan, which shall be April 22, 2004, the date the Plan is approved by shareholders.

     2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     2.14 “Fair Market Value” shall mean with respect to the Shares, as of any date, (i) the last reported sales price regular way on the New York Stock Exchange or, if not reported for the New York Stock Exchange, on the Composite Tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

     2.15 “Incentive Stock Option” shall mean any stock option awarded under this Plan intended to be and designated as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

     2.16 “Modified Total Return” shall mean the change in modified common book value per share from the beginning of the year, together with common dividends per share, divided by the beginning modified common book value per share, expressed as a percentage, as may be further defined by the Committee.

     2.17 “Non-Tandem Stock Appreciation Right” shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

     2.18 “Non-Qualified Stock Option” shall mean any stock option awarded under this Plan that is not an Incentive Stock Option.

     2.19 “Optionee” shall mean any person who has been granted a stock option under this Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

     2.20 “Performance Award” shall mean any Award, issued pursuant to Section 9 hereunder, of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

     2.21 “Plan” shall mean this 2004 Flexible Long-Term Incentive Plan of the Company.

     2.22 “Reload Option” shall mean a stock option as defined in subsection 6.6(b) herein.

     2.23 “Restricted Stock” shall mean any Award of Shares under this Plan that are subject to restrictions or risk of forfeiture.

     2.24 “Retirement” shall mean, with respect to an employee of the Company, termination of employment, other than discharge for cause, after age 65 or on or before age 65, with the consent of the Committee. With respect to a director of the Company, “Retirement” shall mean the earlier of (a) the removal of such director from the Board for other than cause, and (b) the expiration of such director’s term on the Board.

     2.25 “Shares” shall mean shares of the Company’s Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

     2.26 “Stock Appreciation Right” shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or such other value as may be specified in the agreement granting the Stock Appreciation Right).

     2.27 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

SECTION 3. ADMINISTRATION OF THE PLAN

     3.1 Committee. The Plan shall be administered by the Committee.

     3.2 Awards. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the types and combinations of Awards to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

(c) conclusively interpret the Plan provisions;

(d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

(f) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     3.3 Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

SECTION 4. SHARES SUBJECT TO PLAN

     4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed one million (1,000,000) Shares unless such maximum shall be increased or decreased by reasons of changes in capitalization of the Company as hereinafter provided. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee as described in Section 14. The Committee’s determinations shall be final and binding upon the Company and all other interested persons. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares that have been reacquired by the Company.

     4.2 Changes. To the extent that any Award under the Plan, or any stock option or performance award granted under any prior incentive plan of the Company, shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that (i) Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan of the Company, or (ii) the number of Shares issued under any Award is reduced for any reason, the Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under the Plan, even though the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation. However, Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

SECTION 5. ELIGIBILITY

     Except with respect to Awards that are to be qualified under Section 422, Section 423 or other relevant Section of the Code (“Qualified Awards”), eligibility for participation under the Plan shall be open to all officers, employees and directors of the Company and its Affiliates. With respect to Qualified Awards, eligibility for participation in the Plan shall be confined to employees of the Company and its Subsidiaries, as such term is defined under Section 424 of the Code.

SECTION 6. STOCK OPTIONS

     6.1 Grants. The Committee may grant stock options alone or in addition to other Awards granted under this Plan to any eligible officer, employee or director. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms or conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option, or the portion thereof, which does not qualify, shall constitute a separate Non-Qualified Stock Option. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the Plan as the Committee may deem desirable. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

     The Committee may require than an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised; provided, however, that nothing in the Plan or in any option agreement shall confer upon any Optionee any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such Optionee’s employment at any time.

     6.2 Option Price. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option.

     6.3 Incentive Stock Options Limitations.

(a) In no event shall any person be granted Incentive Stock Options so that the Shares covered by any Incentive Stock Options that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this paragraph be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

(b) Notwithstanding anything herein to the contrary, in no event shall any officer, employee or director owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless: the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and the term of the option shall not exceed five (5) years.

6.4 Option Term. The term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. Each option shall be subject to earlier termination as hereinafter provided (unless the Committee has provided otherwise):

(a) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s discharge for cause, as determined solely and exclusively by the Committee, all rights of the Optionee to exercise an option shall terminate, lapse and be forfeited immediately at the time of the Optionee’s discharge for cause.

(b) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to the earlier of (i) six (6) months from the Optionee’s death or (ii) the remaining term of the option to exercise any such option.

(c) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s resignation, Retirement, Disability or for any reason other than the Optionee’s death or discharge for cause, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited upon the earlier of (i) six (6) months after the date of the Optionee’s termination of employment by reason of such Optionee’s resignation, Retirement, Disability or such other reason or (ii) the remaining term of the option, except that in case the Optionee shall die within six (6) months after the date of termination of employment by reason of such Optionee’s resignation,

Retirement, Disability or such other reason, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to an additional three (3) months from the date of the Optionee’s death to exercise any such option.

(d) Despite the provisions of paragraphs (b), and (c) of this subsection, no Incentive Stock Option shall be exercisable after the expiration of the earlier of: (i) the ten (10) year period beginning on the date of its grant, (ii) the three (3) month period beginning on the date of the Optionee’s termination of employment for any reason other than death or Disability, or (iii) the one (1) year period beginning on the date of the Optionee’s termination of employment by reason of death or Disability.

         6.5 Vesting of Stock Options.

(a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee. The option vesting schedule will be accelerated in the event the provisions of paragraphs (b), (c), (d) or (e) of this subsection apply; or if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

(b) If an Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall become fully vested in each stock option granted to the Optionee, effective on the date of the Optionee’s death and shall have the immediate right to exercise any such option to the extent not previously exercised.

(c) In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no further effect.

(d) In the event of a Reorganization:

(1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of the above paragraph (c) of this subsection shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

(2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

(e) In the event of a Change in Control of the Company, all stock options and any associated rights shall become fully vested and immediately exercisable and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

6.6 Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

(1) in cash (including check, bank draft or money order);

(2) by the delivery of Shares having a Fair Market Value equal to the aggregate option price; provided, however, that such Shares, if acquired by the exercise of an Option shall have been owned by the Optionee for more than six months prior to exercise;

(3) by a combination of cash and Shares as described above;

(4) by arrangement with a broker acceptable to the Committee in which payment of the exercise price is made pursuant to an irrevocable direction from the Optionee to the broker to deliver the Company proceeds from the sale of the option Shares in an amount equal to the exercise price of the Shares; or

(5) at the Committee’s discretion, by authorizing the Company to retain the number of shares from the exercise of the Options, the Fair Market Value of which (as of the date of delivery of such notice) is equal to the portion of the exercise price and/or withholding with respect to which the Optionee intends to make payment.

(b) If an Optionee delivers Shares (including Shares of Restricted Stock) already owned by the Optionee in full or partial payment of the exercise price for any stock option granted under the Plan or any prior incentive plan of the Company, or if the Optionee elects (with Committee consent) to have the Company retain that number of Shares out of the Shares being acquired through the exercise of the option having a Fair Market Value equal to the exercise price of the stock option being exercised, the Committee may authorize the automatic grant of a new option (a “Reload Option”) for that number of Shares as shall equal the number of already owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained in payment of the option exercise price of the underlying stock option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying stock option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no earlier than six (6) months from the date of its grant and no later than the time when the underlying stock option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

(c) The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the “Cash Method”), (b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the “Share Retention Method”), or (c) by a combination of the Cash Method and the Share Retention Method. If the Share Retention Method is used in full or partial satisfaction for any tax liability resulting from the exercise of a stock option, the Committee may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the stock option being exercised on the price and terms set forth in subsection (b) above. The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine whether and to what extent, as well as the manner in which an Optionee may satisfy a withholding obligation by either the Cash Method or the Share Retention Method.

(d) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

     6.7 Date of a Stock Option Grant. The granting of a stock option shall take place only when the Committee approves the granting of such option. Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of a stock option under the Plan.

SECTION 7. STOCK APPRECIATION RIGHTS

     7.1 Grants. The Committee may grant to any eligible officer, employee or director either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

     7.2 Exercise and Transfer. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) generally may be exercised at, and only at, the times and to the extent the related stock option is exercisable, (ii) expires upon the termination of the related stock option, (iii) may not exceed 100% of the difference between the exercise price of the related stock option and the market price of the Shares subject to the related stock option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related stock option exceeds the exercise price of the related stock option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

     7.3 Certain Limitations on Non-Tandem Stock Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to subsections 6.4 and 6.5 of this Plan.

SECTION 8. RESTRICTED STOCK

     8.1 Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including, without limitation, whether the holder of the Restricted Stock shall have the right to vote the Shares and receive dividends and other distributions applicable to the Shares, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested

Shares are forfeited or vested upon termination of employment). The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited; provided, however, that notwithstanding the foregoing, upon a Change in Control, all restrictions applicable to Restricted Stock shall lapse and expire and Shares of Restricted Stock with vesting provisions shall become fully vested (except for Restricted Stock that is part of a Performance Award, which shall vest as determined pursuant to Section 9.2(h) of the Plan). Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

     8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

SECTION 9. PERFORMANCE AWARDS

     9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, of (i) “Performance Shares” or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) “Performance Units,” or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The value of any Performance Award issued to any one Covered Employee any one year shall not exceed $2,500,000.00.

     9.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 9.2.

(a) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 9.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(b) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee which is intended to meet the definition of performance-based pursuant to Section 162(m) of the Code, the performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one participant or for Performance Awards granted to different participants.

(c) Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) Modified Total Return (G) return on assets; (H) return on investment; (I) return on capital; (J) return on equity; (K) economic value added; (L) gross margin; (M) net income; (N) pretax earnings; (O) pretax earnings before interest, depreciation and amortization; (P) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (Q) operating income; ® total stockholder return; (S) debt reduction; and (T) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to a market index or a group of comparable companies.

(d) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three years, as specified by the Committee. Performance goals in the case of any Award granted to a participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(e) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance Awards.

(f) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a participant. The Committee may not delegate any responsibility relating to such Performance Awards.

(g) Amendment. The Committee may amend or modify the terms of any Performance Award; provided, however, that with respect to any Award which is intended to qualify for the performance-based exception to the limitation on deductibility set forth in section 162(m) of the Code, no amendment to the Award shall be made (a) more than 90 days after the commencement of the performance period to which the performance goals relate; (b) after the lapse of 25% of the performance period to which the performance goals relate; or (c) when the outcome of the performance goals is not substantially uncertain.

(h) Change in Control. In the event of a Change in Control, each share of Performance Stock and each Performance Unit previously granted which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant and the performance periods shall immediately end, unless prior to such Change in Control, the Committee shall determine that such vesting shall not occur upon a Change in Control with respect to one or more outstanding Performance Awards.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

     The Committee may grant a Dividend Equivalent Right, either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company’s Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date, or such other amounts as the Committee may provide. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single Payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

SECTION 11. OTHER AWARDS

     The Committee may grant to any eligible officer, employee or director other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares if the Committee, in its sole discretion. determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant, including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

SECTION 12. NON-TRANSFERABILITY OF AWARDS

     A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that with the approval of the Committee, the agreement relating to any Award (including, without limitation, a stock option) may provide that such Award may be transferred to one or more members of the immediate family of the grantee of the Award or to a trust for the benefit of such person or as directed under a qualified domestic relations order. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or other Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon a stock option or other Award shall be null and void and without effect.

SECTION 13. COMPLIANCE WITH SECURITIES AND OTHER LAWS

     In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

     The value of an Award in Shares shall be adjusted from time to time as follows:

(a) Subject to any required action by the Board and stockholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.

(b) Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

(c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 15. AMENDMENT OR TERMINATION OF THE PLAN

     15.1 Amendment of the Plan. Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the Shares of the Company cast at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to otherwise materially increase the benefits accruing to persons to whom Awards may be made under the Plan, as amended, or (d) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act, as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify, for an exemption or characterization that is deemed desirable by the Board.

     15.2 Termination of the Plan. The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after the tenth anniversary of the Effective Date of the Plan. Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

SECTION 16. AMENDMENTS AND ADJUSTMENTS TO AWARDS

     The Committee may amend, modify or terminate any outstanding Award with the participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which (A) an option becomes exercisable or (B) a performance-based Award is deemed earned or (ii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any provision of the Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. The determinations of value under this Section 16 shall be made by the Committee in its sole discretion.

SECTION 17. GENERAL PROVISIONS

     17.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     17.2 No Right to Employment. The grant of an Award shall not be construed as giving the recipient thereof the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No officer, employee, director, participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of officers, employees, directors, participants or holders or beneficiaries of Awards.

     17.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

     17.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     17.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     17.6 Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

CAPSTEAD MORTGAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 22, 2004
9:00 a.m.

DoubleTree Hotel
8250 N. Central Expressway
Dallas, Texas 75206

The DoubleTree Hotel is accessible only by traveling
north on the service road from Caruth Haven Lane.

Capstead Mortgage Corporation 8401 N. Central Expressway, Suite 800 Dallas, Texas 75225-4410	Proxy

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
OF CAPSTEAD MORTGAGE CORPORATION

Proxy for Annual Meeting of Stockholders to be held April 22, 2004

The undersigned, a stockholder of Capstead Mortgage Corporation, a Maryland corporation, hereby appoints Andrew F. Jacobs and Bethany L. Lee, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 9:00 a.m., Dallas time, on April 22, 2004 at 8250 North Central Expressway, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement dated March 5, 2004.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED HEREIN, FOR PROPOSALS 2 AND 3 AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE MEETING.

DO NOT FOLD, STAPLE OR MUTILATE

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.
PLEASE VOTE YOUR PROXY PROMPTLY

(continued and to be signed and dated on reverse side)

COMPANY #

There are three ways to vote your Proxy

NOTE — IF VOTING BY TELEPHONE OR INTERNET

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

VOTE BY TELEPHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 21, 2004.

•	Have your proxy card in hand when you call and the last four digits of your Social Security Number available.

•	Follow the simple instructions given over the telephone.

VOTE BY INTERNET — http://www.eproxy.com/cmo/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 21, 2004.

•	Have your proxy card in hand when you access the website and the last four digits of your Social Security Number available.

•	Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL — POSTAGE-PAID ENVELOPE PROVIDED

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

If you vote by Telephone or Internet, please do not mail your Proxy Card
¯ Please detach here ¯

1.	The election of	01 Andrew F. Jacobs	04 Michael G. O’Neil	☐	FOR ☐	WITHHOLD AUTHORITY
		02 Gary Keiser	05 Howard Rubin		all nominees listed	for all nominees listed
		03 Paul M. Low	06 Mark S. Whiting		(except as marked)
to the board of directors, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified.

To withhold authority to vote for any individual nominee or nominees, write the appropriate number or numbers in the box provided to the right.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.	☐	For	☐	Against	☐	Abstain

3.	To approve the 2004 Flexible Long-Term Incentive Plan.	☐	For	☐	Against	☐	Abstain

In the discretion of such proxies, upon such other business as may properly come before the annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WE BELIEVE VOTING “FOR” EACH OF THE ABOVE PROPOSALS IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND RECOMMEND THAT YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

Address Change? Mark Box	☐	☐	I plan to attend the meeting.
Indicate changes below:				Dated	, 2004

(Signature of Stockholder(s))
(NOTE: If voting by mail, please sign exactly as your name(s) appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)